CONSENT OF JORDAN, PATKE & ASSOCIATES, LTD.

We hereby consent to the use of our name appearing herein and elsewhere in the registration statement and are included in reliance upon our authority as experts in accounting and auditing.

					Jordan, Patke & Associates, Ltd.


					/s/ Jordan, Patke & Associates, Ltd.


November 22, 2006
Lincolnshire, Illinois